Exhibit 23a
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  registration statements on Form S-3 for the Shareowner Dividend Reinvestment and Stock Purchase Plan (Registration No. 333-00573), Forms S-8 for the AT&T Long Term Savings and Security Plan (Registration Nos. 333-47257 and 33-34265), Forms S-8 for the AT&T Long Term Savings Plan for Management Employees (Registration Nos. 33-34264, 33-29256 and 33-21937), Form S-8 for the AT&T Retirement Savings and Profit Sharing Plan (Registration No. 33-39708), Forms S-8 for Shares Issuable Under the Stock Option Plan of the AT&T 987 Long Term Incentive Program (Registration Nos. 333-47251 and 33-56643), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees (Registration No. 33-50819), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan (Registration No. 33-50817), and Post-Effective Amendment No. 1 on Form S-8 to Form S-8 Registration Statement (Registration No. 33-54797) for the AT&T 1996 Employee Stock Purchase Plan, Form S-8 for the AT&T Shares for Growth Program (Registration No. 333-47255), Form S-8 for the AT&T 1997 Long Term
Incentive Program (Registration No. 33-28665), Form S-3 for the AT&T $2,600,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-49589), Form S-3 for the AT&T $3,000,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-59495), Form S-4 for the AT&T 5,000,000 Common Shares (Registration No. 33-57745), and in Post-Effective Amendment Nos. 1, 2 and 3 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-42150) for the NCR Corporation 1989 Stock Compensation Plan (Registration No. 33-42150-01), the NCR Corporation 1984 Stock Option Plan (Registration No. 33-42150-02) and the NCR Corporation 1976 Stock Option Plan (Registration No. 33-42150-03), respectively, and the Post-Effective Amendment Nos. 1, 2, 3 and 5 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-52119) for the McCaw Cellular Communications, Inc. 1983 Non-Qualified Stock Option Plan (Registration No. 33-52119-01), the McCaw Cellular Communications, Inc. 1987 Stock Option Plan (Registration No. 33-52119-02), the McCaw Cellular Communications, Inc. Equity Purchase Plan (Registration No. 33-52119-03) and the McCaw Cellular Communications, Inc. Employee Stock Purchase Plan (Registration No. 33-52119-05), respectively, and Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-45302) for the Teradata Corporation 1987 Incentive and Other Stock Option Plan (Registration No. 33-45302-01), Form S-8 for the AT&T Amended and Restated 1969 Stock Option Plan for LIN Broadcasting Corp. (Registration No. 33-63195), and in Post Effective Amendment Nos. 1, 2, 3, 4 and 5 on Form S-8 to Form S-4 Registration Statement (Registration No. 333-49419) for the Teleport Communications Group Inc.1993 Stock Option Plan (Registration No. 333-49419-01), Teleport Communications Group Inc. 1996 Equity Incentive Plan (Registration No. 333-49419-02), ACC Corp.
Employee Long Term Incentive Plan (Registration No. 333-49419-03), ACC Corp. Non-Employee Directors' Stock Option Plan (Registration No. 333-49419-04) and ACC Corp. 1996 UK Sharesave Scheme (Registration No. 333-49419-05), and Form S-8 for AT&T Wireless Services, Inc. Employee Stock Purchase Plan (Registration No. 333-52757), and in Post-Effective Amendment Nos.1 and 2 on Form S-8 and Post-Effective Amendment No. 3 to Form S-4 Registration Statement (Registration No. 333-70279) for the Tele-Communications, Inc.1998 Incentive Plan, the
Tele-Communications,  Inc.  1996  Incentive  Plan  (Amended and  Restated),  the
Tele-Communications, Inc. 1995 Employee Stock Incentive Plan (Amended and Restated), the Tele-Communications, Inc. 1994 Stock Incentive Plan (Amended and Restated), the Tele-Communications, Inc. 1994 Nonemployee Director Stock Option Plan, the Tele-Communications International, Inc., the 1996 Nonemployee Director Stock Option Plan, the Tele-Communications International, Inc. 1995 Stock Incentive Plan (Registration No. 333-70279-01), the Liberty Media 401(K) Savings Plan, the TCI 401(K) Stock Plan (Registration No. 333-70279-02), Form S-3 for the $13,080,000 Debt Securities and Warrants to Purchase Debt Securities (Registration No. 333-71167) and Form S-4 for Vanguard Cellular Systems, Inc.(Registration No. 333-75083) of AT&T Corp., and Form S-4 for Media One
Corp(Registration No. 333-86019) of AT&T Corp., and Form S-4 for Four Media Corp. (Registration No. 333-30250) of AT&T Corp., and Form S-8 for AT&T Long Term Savings (Registration No. 333-87935) of AT&T Corp., of our report dated March 9, 2000 relating to the consolidated financial statements of AT&T Corp. and its subsidiaries, which appears in the 1999 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the consolidated financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
January 25, 2001